Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 13, 2004 included in Noxso Corporation's Form 10-KSB for the fiscal year ended March 31, 2004 and to all references to our Firm included in the registration statement on Form S-8, number 333-113090.


/s/ TANNER + CO.

Salt Lake City, Utah
July 13, 2004